Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	October 29, 2004
BUTLER NATIONAL CORPORATION ANNOUNCES AMERISTAR JET CHARTER, INC., HAS CHOSEN AVCON FOR ITS LEARJET 20 SERIES RVSM SOLUTION
- AVCON plans to install RVSM and TAWS on 17 of Ameristar's Learjet 20 Series airplanes -

[Olathe, Kansas October 29, 2004] - Butler National Corporation (OTC Bulletin Board "BUKS")

announces AVCON Industries, a wholly-owned subsidiary of Butler National Corporation, received an order from Ameristar Jet Charter, Inc., to install the AVCON/BIZJET Reduced Vertical Separation Minimums (RVSM) and the L-3 Communication Terrain Awareness Warning System (TAWS) solutions on 17 of its Learjet 20 Series airplanes.

The Ameristar order includes RVSM and TAWS installations on two Falcon 20 airplanes. The AVCON/BIZJET Team has upgraded more than 60 airplanes with the AVCON/BIZJET RVSM Group Solution. The AVCON/BIZJET Team has approximately 80 orders booked or pending.

Clark Stewart, President and CEO, said, "We are pleased that Ameristar has selected our RVSM solution for their Learjets. They thoroughly evaluated the available alternatives and determined that the AVCON/BIZJET solution was the best fit for their airplanes. This order adds to our RVSM momentum in the Learjet 20 Series market."

Domestic RVSM goes into effect on January 20, 2005, and will allow airplanes to operate with reduced vertical spacing at altitudes of 29,000 feet through 41,000 feet. The current retail price for the installed

RVSM solution at AVCON is $159,500, plus the cost of required autopilot component inspections and repairs. The AVCON/BIZJET RVSM turnkey solution requires approximately two to three weeks downtime for structural and electrical modifications to replace the existing pitot and static system, and to install the FAA approved RVSM equipment.

There are approximately 500 Learjet 20 series airplanes in use worldwide. The AVCON/BIZJET Team expects many of these Learjet operators to select AVCON/BIZJET as their RVSM solution.

Our Business:

About Avcon Industries, Inc.

Avcon Industries, Inc., a wholly owned subsidiary of Butler National Corporation, offers modification of customer and company owned business-size aircraft from passenger to freighter configuration, addition of aerial photography capability, and stability enhancing modifications for Learjet, Beechcraft, Cessna, and Dassault Falcon aircraft along with other specialized modifications. Avcon also acquires, modifies and resells Aircraft, principally Learjets.

About Butler National Corporation

Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for Boeing 737 and 747 Classic aircraft, switching equipment for

Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Raytheon business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:

Larry W. Franke, President

Avcon Industries, Inc.

516 North Oliver, P.O. Box 748

Newton, KS 67114

William A. Griffith, Investor Relations
Butler National Corporation
19920 W. 161st Street
Olathe, KS 66062

Jim Drewitz, Public Relations
jdrewitz@comcast.net

Ph: (316) 284-2842 Fax: (316) 284-2844 Ph: (913) 780-9595 Fax: (913) 780-5088 Ph: (972) 355-6070
For more information, please visit the Company web site: www.butlernational.com -End-